Exhibit 99.1

NEWS RELEASE

ICF Announces Amendment and Extension of Credit Facility

FOR IMMEDIATE RELEASE

Contact: Erica Eriksdotter, erica.eriksdotter@icf.com, +1.703.934.3668

FAIRFAX, Va. (May 18, 2017) - ICF (NASDAQ:ICFI), announced it has signed an amendment and extension to its credit facility to allow for borrowings of up to $900 million. PNC Capital Markets LLC, Citizens Bank, N.A. and Wells Fargo Securities acted as joint lead arrangers.

The amended facility provides additional financing capacity, improvements to the pricing grid, and greater covenant flexibility that will enhance ICF’s ability to do acquisitions, share repurchases and other strategic investments. The five-year senior secured credit agreement permits revolver borrowings up to $600 million and has an accordion feature that would allow the facility to expand by an additional $300 million. The term of the new agreement will expire on May 17, 2022.

“This amended credit facility provides us additional capacity and flexibility to take advantage of acquisition opportunities to complement the organic growth of our business and help further shareholder returns while lowering our borrowing costs,” said Sudhakar Kesavan, ICF’s Chairman and Chief Executive Officer.

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About ICF

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, policy specialists, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at icf.com.

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